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                                                                   Exhibit 10.7
DATE:     MAY 5, 2001

LANDLORD:   ADAPTEC, INC., A DELAWARE CORPORATION

TENANT:   ROXIO, INC., A DELAWARE CORPORATION

PREMISES:    461 SOUTH MILPITAS BLVD. (BUILDING 5), MILPITAS, CALIFORNIA 95035

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

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PARAGRAPH                                                                                                PAGE
 1.      Fundamental Lease Provisions.................................................................     3
 2.      Premises.....................................................................................     4
 3.      Use..........................................................................................     4
 4.      Rent.........................................................................................     4
 5.      Term.........................................................................................     5
 6.      Possession...................................................................................     5
 7.      Common Areas.................................................................................     5
 8.      Parking......................................................................................     6
 9.      Expenses of Operation and Maintenance of the Complex.........................................     6
10.      Acceptance and Surrender of Premises.........................................................     6
11.      Alterations and Additions....................................................................     6
12.      Maintenance and Repair of the Premises.......................................................     7
13.      Utility and Other Services...................................................................     7
14.      Furnishings, Office Supplies and Equipment...................................................     7
15.      Taxes........................................................................................     7
16.      Tenant's Insurance ..........................................................................     8
17.      Landlord's Insurance; Waiver of Subrogation..................................................     8
18.      Indemnification; Exemption of Landlord from Liability........................................     8
19.      Compliance...................................................................................     9
20.      Liens........................................................................................     9
21.      Assignment and Subletting....................................................................     9
22.      Subordination and Mortgages..................................................................    10
23.      Entry by Landlord............................................................................    10
24.      Tenant's Default.............................................................................    10
25.      Landlord's Remedies and Rights...............................................................    10
26.      Destruction..................................................................................    11
27.      Eminent Domain...............................................................................    11
28.      Sale or Conveyance by Landlord...............................................................    12
29.      Attornment to Lender or Third Party..........................................................    12
30.      Holding Over.................................................................................    12
31.      Certificate of Estoppel......................................................................    12
32.      Construction Changes.........................................................................    12
33.      Right of Landlord to Perform.................................................................    12
34.      Attorney's Fees..............................................................................    12
35.      Waiver.......................................................................................    12
36.      Notices......................................................................................    12
37.      Examination of Lease.........................................................................    13
38.      Default by Landlord..........................................................................    13
39.      Corporate Authority..........................................................................    13
40.      Limitation of Liability......................................................................    13
41.      Brokers......................................................................................    13
42.      Signs........................................................................................    13
43.      Hazardous Materials..........................................................................    13
44.      Interest.....................................................................................    14
45.      Use of Furniture.............................................................................    14
46.      Early Termination Right......................................................................    14
47.      Miscellaneous and General Provisions.........................................................    14

ADDENDA AND EXHIBITS

         Exhibit A   --  Floor Plan of the Premises
         Exhibit B   --  Site Plan of Complex and Building
         Exhibit C-1 -- Tenant Improvements Space Plan Exhibit C-2 -- Alterations and Additions
         Exhibit D   --  Building Common Areas
         Exhibit E   --  Premises Configuration for Surrender
         Exhibit F   --  Original Configuration of Furniture

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FULL SERVICE GROSS
                                 LEASE AGREEMENT

DATED: May 5, 2001
LANDLORD: ADAPTEC, INC., a Delaware corporation
TENANT: ROXIO, INC., a Delaware corporation

1. FUNDAMENTAL LEASE PROVISIONS.

A. PREMISES: The following premises ("Premises") in the building located on a parcel of land in the County of Alameda, State of California, with an address of 461 South Milpitas Boulevard, Milpitas, California 95035 ("Building"): 42,283 rentable square feet as shown on EXHIBIT A attached hereto. The Building is located within a complex that consists of multiple buildings, together with related driveways, parking areas, and related fixtures and improvements. For purposes of this Lease "the Complex" shall consist of Buildings 5 and 6 as designated on EXHIBIT B.

B.   LEASE TERM: 60 full calendar months from the Commencement Date.

C. COMMENCEMENT DATE: The commencement date of this Lease shall be May 5, 2001 (the "Commencement Date").

D.   BASIC RENT: (Paragraph 4.A):   Lease Year 1:    $2.61/rsf/month
                                    Lease Year 2:    $2.69/rsf/month
                                    Lease Year 3:    $2.77/rsf/month
                                    Lease Year 4:    $2.85/rsf/month
                                    Lease Year 5:    $2.93/rsf/month

     References herein to Lease Years shall be based on the Commencement Date.

E.   ADDITIONAL RENT: Costs and expenses under this Lease. (Paragraph 4.D)

F.   TENANT'S SHARE: N/A

G. PREPAID RENT: $110,358.63 for the first month of the Lease Term. (Paragraph 4.G)

H. BASIC RENT ADJUSTMENT: 3% per rentable square foot per year, as set forth in the rent schedule in Paragraph 1.D hereof.

I.   SECURITY DEPOSIT: $110,358.63 (the "Security Deposit"). (Paragraph 4.F)

J. PERMITTED USE: general office use, research and development, light manufacturing and sales. (Paragraph 3)

K. NUMBER OF PARKING SPACES: 4 spaces per 1,000 rentable square feet of the Premises as to which the Commencement Date has occurred, in common with other Complex occupants (170 spaces). (Paragraph 8)

L.   ADDRESSES FOR NOTICES AND PAYMENT OF RENT (Paragraphs 4.E and 36):

     To Landlord:      Adaptec, Inc.
                       691 South Milpitas Boulevard, MS 20
                       Milpitas, CA 95035
                       Attn: Louie Bringino
                       Fax: (408) 957-6600

       To Tenant:      Roxio, Inc.
                       461 South Milpitas Boulevard
                       Milpitas, CA 95035
                       Attn: Spencer Clevenger
                       Fax: (408) 957-4544

M.   TENANT'S BROKER: N/A. (Paragraph 41)

N.   GUARANTORS: N/A.

O. ADDENDA AND EXHIBITS: The following addenda and exhibits are added hereto and included as part of this Lease:

     Exhibit A    --  Floor Plan of the Premises
     Exhibit B    --  Site Plan of Complex and Building
     Exhibit C-1  --  Tenant Improvements Space Plan
     Exhibit C-2  --  Alterations and Additions
     Exhibit D    --  Building Common Areas
     Exhibit E    --  Premises Configuration for Surrender


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     Exhibit F    --  Original Configuration of Furniture

Each reference in this Lease to any of the provisions in this Paragraph 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Paragraph 1 and the balance of the Lease, the balance of the Lease shall control.

2.   PREMISES.

A. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises until the expiration of the Lease Term, at the Rent and upon the terms and conditions hereinafter set forth. Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions.

B. IMPROVEMENTS. Prior to the Commencement Date of this Lease, Landlord agrees to construct certain improvements (the "Tenant Improvements") as follows: (i) Install new wall and door to separate room #5137 and room #5137A; (ii) create pass through in wall separating room #5137A and room #5138; (iii) install two
(2) key locks in room #5176; (iv) secure the door in room #5187 to separate that room from Suite 1; and (v) install new door in fire corridor prepared for a card reader. The Tenant Improvements are described in the space plan attached as EXHIBIT C-1 hereto and incorporated herein by reference, in accordance with such specifications as may be set forth in such EXHIBIT C-1. The Tenant Improvements shall be deemed substantially complete when Landlord notifies Tenant in writing that the Tenant Improvements (if any) are substantially completed in accordance with EXHIBIT C-1, subject only to "punch list" items that do not materially diminish the usefulness of the Premises. The parties acknowledge that Landlord has already installed three (3) 20AMP 120V circuits supported by a back-up generator in room #5137A. Landlord shall have no obligation to make any improvement or alteration to the Premises except as specifically and expressly agreed to in writing by Landlord, and all other improvements or alterations required by Tenant for Tenant's use and occupancy of the Premises (including without limitation the installation of satellite dishes on the roof of the Building) shall be Tenant's sole responsibility at Tenant's sole cost, in accordance with Paragraph 11 and other applicable provisions of this Lease.

C. SQUARE FOOTAGE. Landlord and Tenant conclusively agree that the statements of rentable square footage contained herein shall be deemed to be correct and binding upon the parties for all purposes under this Lease, even if subsequent measurements determine that one or more of such figures is incorrect.

3. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances, including without limitation the Americans With Disabilities Act of 1990 (the "ADA"), and solely for the purpose specified in Paragraph 1.J and for no other purpose. Tenant shall not do or permit its employees, agents, contractors or invitees (the "Tenant's Related Parties") to do in or about the Premises or the Complex nor bring or keep or permit Tenant's Related Parties to bring or keep in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit Tenant's Related Parties to do anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit Tenant's Related Parties to create any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises or in the Complex. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building therein, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit any waste in or upon the Premises. Tenant shall, upon receipt of copies thereof, comply with any covenants, conditions, or restrictions ("CC&R's") affecting the Premises, as the same may hereafter be amended from time to time, as well as any reasonable rules and regulations promulgated by Landlord from time to time (the "Rules and Regulations"). Landlord reserves the right to reasonably amend such Rules and Regulations from time to time as Landlord may deem appropriate, which amendment shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Tenant shall use commercially reasonable efforts to cause Tenant's Related Parties to cooperate in observance of such Rules and Regulations, as the same may be amended from time to time. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. Landlord shall not be responsible to Tenant for the breach of the Rules and Regulations by any other tenant or occupant of the Complex.

4.   RENT

A. BASIC RENT. Tenant agrees to pay to Landlord the sum set forth in Paragraph 1.D hereof as "Basic Rent" based on the square footage of the Premises as to which the Commencement Date has occurred, in lawful money of the United States of America, without deduction, offset, prior notice, or demand, on the first day of every calendar month of the Lease Term, and Landlord agrees to accept such sum as Basic Rent for the Premises.

B. PARTIAL MONTHS. In the event that the Lease Term commences on a date other than the first day of a calendar month as to any portion of the Premises, on the applicable Commencement Date, Tenant shall pay to Landlord as Basic Rent for the period from such Commencement Date to the first day of the first full calendar month that proportion of the monthly Basic Rent hereunder which the number of days between such Commencement Date and the first day of the next succeeding calendar month bears to the actual number of days in such calendar month, and such partial first month shall not be counted when computing the number of months in the term of this Lease. In the event that the Lease Term is terminated for any reason on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term that proportion of the monthly Basic Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to the actual number of days in such calendar month.

C. LATE CHARGE. Notwithstanding any other provision of this Lease, if Tenant is delinquent in the payment of Rent as set forth in this Paragraph 4, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent due, a late charge for each Rent payment which is not received by Landlord within ten (10) days after due date for such payment. Said late charge shall be six percent (6%) of the delinquent Rent payment. Notwithstanding the foregoing, Landlord shall waive such late charge one time only in the first twelve (12) month period if Tenant pays any delinquent amount within five (5) days of receipt of written notice of such delinquency by Landlord.


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

D. ADDITIONAL RENT. Beginning with the Commencement Date, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent all charges, costs and expenses that Tenant is required to pay under this Lease, together with all interest and penalties, costs and expenses including without limitation attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts within applicable notice and cure periods, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease within applicable notice and cure periods. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Basic Rent. The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent, at the option of Landlord, directly to the designated recipient thereof, as and when such amounts are due, in accordance with statements or invoices presented to Tenant. The obligations of Tenant under this Paragraph shall survive the expiration or other termination of this Lease.

E. PLACE OF PAYMENT OF RENT. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the address of Landlord as specified in Paragraph 1.L or such other place as Landlord may from time to time designate in writing.

F. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified in Paragraph 1.I hereof as the Security Deposit. Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term, and shall not in any event be used or applied by Tenant as "last month's rent." If Tenant defaults with respect to any provision of this Lease after expiration of applicable notice and cure periods, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. Provided that Tenant is not in default under this lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Security Deposit to Landlord's successor in interest whereupon Landlord shall be released from liability for the return of such Security Deposit or any accounting therefor.

G. PREPAID RENT. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Paragraph 1.G as prepaid Rent for the months designated therein.

H. DEFINITION OF RENT. The term "Rent" as used in this Lease shall mean Basic Rent, Additional Rent, and any and all other sums, however designated, required to be paid by Tenant under this Lease, whether payable to Landlord or third parties.

I. ADDITIONAL RIGHTS OF LANDLORD. In addition to any late payment or interest charges payable to Landlord hereunder and any other rights or remedies that Landlord may have under this Lease or applicable law, all of which rights and remedies shall be cumulative, Tenant, as a material part of the consideration for this Lease, hereby agrees as follows:

     (1) If Tenant makes any payment under this Lease by check and such check is dishonored or otherwise returned unpaid to Landlord due to insufficient funds, then Landlord, at its option, may require Tenant to make all future payments under this Lease for the next twelve (12) month period by cashier's check or wire transfer in accordance with wiring instructions given to Tenant by Landlord.

     (2) If Landlord fails to receive any payment that Tenant is required to make under this Lease when due and Landlord thereafter, and prior to receiving such payment, proceeds to serve a "3-Day Notice" or similar notice to Tenant as permitted under Section 1162 of the California Code of Civil Procedure, then in each such instance, and regardless of whether Tenant thereafter makes such payment, Tenant shall pay to Landlord, upon demand, as Additional Rent, an administrative charge in the amount of $250. Tenant acknowledges that such charge constitutes liquidated damages and not a penalty and represents a reasonable estimate of the additional administrative costs that Landlord will incur in serving such notice.

          (3) If Landlord fails to receive any payment that Tenant is required to make under this Lease within ten (10) days after the due date for such payment, and such delinquency occurs on three (3) separate occasions, then Landlord, at its election, exercisable by one or more written notices to Tenant at any time after the third such delinquency, may require any or all of the following: (i) that all future payments of Basic Rent for the next twelve (12) month period be paid three (3) months in advance; and (ii) that the Security Deposit specified in Paragraph 1.H be immediately increased by one hundred percent (100%), in which event Tenant shall, within ten (10) days after written demand therefor, deposit such additional amount in cash with Landlord.

5. TERM. The term of this Lease (the "Lease Term") shall be for the period of time specified in Paragraph 1.B (unless sooner terminated as provided for in this Lease) and shall commence on the Commencement Date described in Paragraph 1.C.

6. POSSESSION. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant between May 5, 2001 and May 31, 2001. If for any reason Landlord cannot deliver possession of any of the Premises to Tenant on the date set forth in Paragraph 1.C or any other date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom. In the event, however, that Landlord fails to deliver possession of the Premises on or before May 31, 2001 (which date shall be extended by delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control), the date that Tenant would otherwise commence paying Basic Rent shall be delayed by one (1) day for each day delivery of the Premises is delayed beyond such date.

7. COMMON AREAS. Subject to the terms and conditions of this Lease and any Rules and Regulations, Tenant shall have the non-exclusive right (i) in common with other occupants of the Complex, to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex, and (ii) in common with the other occupants of the Building, the bathrooms and the break room as shown on EXHIBIT D hereto, which areas and facilities are referred to herein as "Common Areas". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Areas. Any rights to use other amenities including the fitness center and cafeteria will be detailed under a separate license agreement. Notwithstanding the foregoing, the occupants of Suite 4 (as Suite 4 is shown on Exhibit A hereto) and their invitees shall use only the bathrooms located in Suite 4 and are prohibited from using the bathrooms adjacent to Suite 2 (as Suite 2 is shown on Exhibit A hereto).

8. PARKING. Subject to the terms and conditions of this Lease and subject to the Rules and Regulations, Tenant shall have the non-exclusive right, in common with other tenants or occupants of the Complex, to use the number of spaces set forth in Paragraph 1.K in the common parking areas of the Complex. Landlord shall have the right (but not the obligation), at Landlord's sole discretion, to designate the specific location of Tenant's parking spaces within the common parking areas of the Complex that is reasonably proximate to the Building. Landlord shall also have the right to implement a system of parking charges, vouchers, fines or other parking control fees to be paid by Tenant and/or the users of the Complex that is reasonably proximate to the Building, if so required by any governmental agency having jurisdiction over the Complex or if required to meet parking programs mandated by government.

     Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking area or outside areas of the Complex, or use the same for storage. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

     If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as Additional Rent, and Tenant agrees to pay, ten ($10.00) dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions (after reasonable notice of such violation), or to attach violation stickers or notices to such vehicles and levy reasonable fines for such violations. Landlord shall have no obligation to Tenant to police the parking areas or enforce any private or public parking restrictions.

9. EXPENSES OF OPERATION AND MAINTENANCE OF THE COMPLEX. Except for those expenses required to be paid exclusively by Tenant as set forth in Paragraphs 12, 13 and 14 or elsewhere in this Lease (which shall be paid as Additional Rent hereunder), Landlord shall pay all expenses of operation, maintenance and repair of the Building, Complex and Common Areas.

10. ACCEPTANCE AND SURRENDER OF PREMISES. By taking possession hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building, the Premises and the Common Areas in their then existing condition and without representation or warranty by Landlord as to its condition, the use or occupancy which may be made thereof, or the precise square footage of the Building or the Premises. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Subject to Paragraphs 26 (Destruction) and 27 (Eminent Domain), and in accordance with this Paragraph 10 and Paragraph 45 (Furniture), Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in the same condition as received (normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) and in the configuration shown on EXHIBIT E hereto; provided, however, that Tenant shall ascertain from Landlord within thirty (30) days before the end of the Lease Term whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire (subject to the last paragraph of Paragraph 11 hereof), then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Lease Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, consequential damages to Landlord caused, in whole or in part, by such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or operate as an assignment to Landlord of all or any such subleases.

11. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises or the Building, or any part thereof, or make any installations (of satellite dishes or other equipment or fixtures) on the roof or other exterior portions of the Building, without the prior written consent of Landlord; provided, however, Tenant may construct non-structural alterations, additions and improvements in the Premises without Landlord's prior approval, if the cost of any such project does not exceed Fifteen Thousand Dollars ($15,000). Notwithstanding the foregoing, regardless of the cost of alteration, no roof penetration or changing of locks will be allowed without Landlord's prior written approval. All work with respect to any alteration, addition or exterior installation shall be done in a good and workmanlike manner, shall be under the supervision of a competent architect or competent licensed structural engineer approved by Landlord, and shall be made in accordance with all applicable laws, ordinances, codes and regulations related thereto and the plans and specifications with respect thereto shall be approved in writing by Landlord before commencement of work. Tenant shall use Landlord's approved contractors for electrical, mechanical and general construction and Landlord's approved vendors for information technology services so long as the cost of such services provided by Landlord's contractors and/or vendors are reasonable and customary. Landlord's approval of Tenant's plans and specification shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with governmental laws, rules or regulations.

     Tenant agrees that it will not proceed to make such alterations, additions or installations without having obtained consent from Landlord to do so, and until ten (10) days after the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within twenty (20) days after Tenant's actual notice of the imposition thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Upon completion of the work, Tenant shall file a Notice of Completion as permitted by law in the Office of the County Recorder where the Premises is located.

     Subject to Paragraph 45 (Furniture), any addition to, or alteration of, the Premises, except moveable equipment and trade fixtures owned by Tenant, shall at once become a part of the Premises and belong to Landlord. Upon request by Tenant, Landlord shall inform Tenant at the time it consents to an alteration whether it shall require such alteration to be removed at the end of the Lease Term. Tenant shall retain title to all moveable equipment, satellite dishes and trade fixtures placed in or upon the Premises or the Building by Tenant. All heating, lighting, electrical, air conditioning, floor to ceiling partitioning, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.

     Tenant has requested Landlord's approval, and Landlord hereby grants such approval, to Tenant's construction of the following alterations (the "Alterations and Additions"): (i) the installation of new card readers on door #5164, door #5104, and the door in the fire corridor; (ii) the installation of a new door in room #5126 to the break room; (iii) the construction of three (3) VP offices (including, the installation of HVAC for such offices) subject to Landlord's reasonable approval of final plans therefor. The Alterations and Additions are described in the space plan attached as EXHIBIT C-2 hereto and are incorporated herein by reference. Tenant shall be required to remove, at the expiration or earlier termination of the Lease, the VP offices and the HVAC for such offices and restore such portion of the Premises to its original condition as of the date the Premises were delivered to Tenant.


12. MAINTENANCE AND REPAIR OF THE PREMISES. So long as no Event of Default (as defined in Paragraph 24) has occurred, which remains uncured beyond the applicable cure period (if any) set forth in this Lease, Landlord shall, at its sole cost and expense, maintain and repair the Premises and the Building, except to the extent of any non insured damage (or deductible portion of any insured damage) (subject to Paragraph 17(B)) that is the result of the negligence or willful act of Tenant or Tenant's Related Parties, in which case Tenant shall be liable for the repair at Tenant's sole cost and expense. Landlord shall have no obligation to make repairs under this Paragraph (except for routine preventative maintenance) until a reasonable time after receipt of written notice from Tenant of the need for such repairs; provided, however, in cases involving an emergency or a condition making the Premises uninhabitable, Landlord shall make such repairs as soon as practicable after receipt of written notice from Tenant of the need for such repairs stating the urgency therefor. In no event shall any payments owed by Tenant under this Lease be abated on account of Landlord's failure to make repairs under this Paragraph. Tenant hereby waives all statutory rights to make repairs for or at the expense of Landlord.

13.  UTILITY AND OTHER SERVICES PROVIDED BY LANDLORD.

A. SERVICES PROVIDED BY LANDLORD. Landlord shall provide, during the Lease Term as to the applicable Premises, janitorial, electric, water, sewer, and HVAC services to reasonable commercial standard for the Premises, including HVAC between 6:00 a.m. and 8:00 p.m. on business days Monday through Friday and 8:00 a.m. through 5:00 p.m. Saturdays. The cost of such services shall be included in Basic Rent except where expressly provided in this Lease. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent or other compensation by reason of any interruption or failure of utility services to the Premises. Tenant may request HVAC service outside the standard upon 24 hour written notice (48 hour if needed on Sunday); such excess HVAC costs shall be billed to Tenant at a rate of $50.00 per hour, subject to increase due to increases in the cost of electrical power necessary to provide such excess HVAC. Tenant acknowledges that the server room #5137A is served only by the building's main HVAC system and does not contain dedicated HVAC.

B. INFORMATION SYSTEMS SERVICES/TELECOMMUNICATIONS. Landlord shall have no obligation under this Lease to provide any information or telecommunication systems access or services. Tenant shall, however, when accompanied by an authorized information services employee of Landlord, have access to the telecom/data closet serving the Building for the purpose of installing and maintaining Tenant's network and telecommunications services to the Premises.

C. ELECTRIC CHARGES. Tenant acknowledges that the estimate for the cost to provide electricity to the Building used by Landlord in calculating Basic Rent was twenty-seven cents ($0.27) per square foot per month. Landlord shall audit annually the cost to provide electricity to the Building. Landlord shall provide Tenant with a detailed statement showing the results of each such audit within ninety (90) days of the calendar year end. Any cost to provide electricity to the Building in excess of thirty-two cents ($0.32) per square foot per month, shall be billed to Tenant. Such additional electrical charges shall be considered Additional Rent pursuant to paragraph 4.D. of this Lease, and Tenant shall pay such additional electrical charges within thirty (30) days of being billed therefor.

14.  SECURITY, OFFICE SUPPLIES AND EQUIPMENT.

A. SECURITY. During the Lease Term, Tenant shall be entitled to use all existing security hardware, as currently located in the Premises (the "Security System"). The Security System shall at all times remain the property of Landlord, and may be used by Tenant during the Lease Term without additional charge. Any new equipment installations with respect to the Security System will constitute accessions and shall become part of the Security System and shall be owned by Landlord. Such installations shall be paid for by Tenant and Tenant shall use Landlord's normal installation vendor for all such service so long as the cost of such services provided by Landlord's vendor are reasonable and customary. Landlord shall be responsible for fire extinguisher maintenance, storm water runoff filing, Premises door checks, monitoring cameras and alarms, responding to alarm calls (to the same degree that Landlord currently responds to alarm calls in areas occupied by its own employees and other Complex tenants), and maintenance of badging system as well as issuance of new hire badges. Landlord's Security Command Center will provide passport photo service to Tenant's employees so long as it is offering that same service to Landlord's employees.

B. OFFICE SUPPLIES AND EQUIPMENT. Tenant shall be responsible for supplying, at Tenant's sole cost and expense, all office supplies, and equipment utilized by Tenant in connection with its operations at the Premises, including without limitation, coffee services, vending machines, computer equipment, fax machines, postage meters, and all materials, supplies and services related to such matters. On or prior to the Commencement Date, Landlord plans to terminate the existing lease agreement for the three (3) leased copiers currently located in the Premises. Tenant shall be responsible for entering into its own copier leases. The cost of said copiers and supplies (including paper and drums) shall be the sole responsibility of the Tenant, billed directly to Tenant and paid directly to the vendor by Tenant.

15.  TAXES.

A. TAXES PAYABLE BY LANDLORD. Landlord shall pay for any and all real property taxes and assessments levied or imposed against the Premises, Building and/or Complex.

B. TAXES PAYABLE BY TENANT. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof (but only under proper protest if requested by Tenant), Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation (but without cost to Landlord), to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

     If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be paid by Tenant within thirty
(30) days after Landlord delivers a demand therefore. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

16.  TENANT'S INSURANCE.

A. LIABILITY INSURANCE. Tenant, at Tenant's expense, agrees to obtain and keep in force during the term of this Lease a policy of commercial general liability insurance against any and all claims for personal injury, death, property damage, or other liabilities related to the condition, use or occupancy of the Premises or to Tenant's operations on the Premises. Such insurance shall also contain a cross-liability clause. Notwithstanding such cross-liability clause, Tenant's obligations pursuant to the indemnity set forth in Paragraph 18 shall not be limited to the amount of any insurance required of, or otherwise carried by, Tenant. Such liability insurance shall be written with limits of not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) annual aggregate. Certificates evidencing such insurance shall be furnished to Landlord prior to Tenant's occupancy of the Premises. The policy or policies affecting such insurance shall name Landlord and the beneficiary or mortgagee of any deed of trust or mortgage affecting the Premises as additional insureds, and shall insure any liability of Landlord, contingent or otherwise; shall be issued by an insurance company admitted to transact business in the State of California having a rating of A or better in "Best's Insurance Guide"; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty
(30) days' prior written notice to Landlord. Said liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance shall be in excess thereto. If, during the Lease Term, in the considered opinion of Landlord's lender or insurance advisor, the amount of insurance described in this Paragraph 16 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's lender or insurance advisor, shall deem adequate.

B. PROPERTY INSURANCE AND WORKER'S COMPENSATION. Tenant shall maintain a policy or policies of fire and property damage insurance in "special perils" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and any improvements, alterations or additions made by or on behalf of Tenant within the Premises in an amount not less than ninety percent (90%) of the full replacement value thereof and not subject to a coinsurance clause. Tenant shall also maintain a policy or policies of fire and property damage insurance in "special perils" form with a sprinkler leakage endorsement insuring the "Furniture" (as defined in Paragraph 45) in an amount not less than one hundred percent (100%) of the full replacement value thereof and not subject to a coinsurance clause (the "Furniture Insurance Policy"). Tenant shall name Landlord as a loss payee on the Furniture Insurance Policy. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws. Certificates evidencing all of the foregoing insurance shall be furnished to Landlord prior to Tenant's occupancy of the Premises.

17.  LANDLORD'S INSURANCE; WAIVER OF SUBROGATION.

A. LANDLORD'S PROPERTY INSURANCE. Landlord shall purchase and keep in force, a policy or policies of casualty insurance covering loss or damage to the Premises, Building and related Common Area improvements in the amount of the full replacement value thereof, providing protection against those perils covered by "special perils" insurance, and including such other casualty endorsements as Landlord may elect. Landlord may also maintain at Landlord's election, or if required by Landlord's lender from time to time, earthquake and/or flood damage insurance, worker's compensation insurance, sprinkler leakage insurance and rental income insurance. If the cost of such insurance is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase upon Tenant's receipt of evidence of the same. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord as described in this Paragraph 17.

B. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary herein, each party hereby releases the other party, and its partners, officers, agents, employees and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance required to be carried hereunder irrespective of any negligence on the part of the released party which may have contributed to or caused such loss; subject to the following limitations: (i) the party being released shall not be released from any liability to the extent that such damages are not covered by the insurance recovery obtained by the releasing party, and (ii) the party being released shall be responsible for reimbursing the releasing party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

18.  INDEMNIFICATION; EXEMPTION OF LANDLORD FROM LIABILITY.

A. INDEMNIFICATION. Subject to Section 2782 of the California Civil Code, Tenant shall, at its sole cost and expense, indemnify, protect, defend (with counsel acceptable to Landlord) and hold harmless Landlord, its partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and related entities (collectively, "Landlord's Related Parties") from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may arise in any manner due to injury, death or property loss caused by, arising out of or in connection with (i) Tenant's use or occupancy of the Premises; (ii) the conduct of Tenant's business;
(iii) any negligent or willful act of Tenant or Tenant's partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and related entities (collectively, "Tenant's Related Parties"); and/or any breach by Tenant under this Lease; provided, however, Tenant shall have no obligation to defend or indemnify Landlord from claims which are caused by the sole negligence or willful misconduct of Landlord or Landlord's Related Parties.

B. WAIVER OF RESPONSIBILITY. Except to the extent caused by the willful misconduct or sole negligence of Landlord, Landlord and Landlord's Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage or injury to person or property sustained by Tenant or any person claiming by, through, or under Tenant, resulting from any accident or occurrence in, on or about the Premises, or any other part of the Complex, including, without limitation, claims for loss, theft or damage resulting from: (i) any Furnishings or other equipment or appurtenances being in disrepair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, any Furnishings or other equipment or facilities in or about the Building;
(iv) broken glass; (v) any act, omission or negligence of other users or occupants of the Building or the public; or (vi) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and the Furnishings at Tenant's own risk.

19. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Paragraph shall not be interpreted as requiring Tenant to make structural changes or structural improvements, except to the extent such changes or improvements are required as a result of Tenant's particular use or alteration of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

20. LIENS. Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following Tenant's actual notice of the imposition of such lien, cause the same to be released of record, by bond or otherwise, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest thereon as specified in Paragraph 44 below.

21.  ASSIGNMENT AND SUBLETTING.

A. RESTRICTION ON TRANSFERS. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto (in any case, a "Transfer"), including, but not limited to, the parking spaces to be used in connection with Tenant's occupancy, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord, which consent will not be unreasonably withheld. Any attempt to do so without such prior consent shall be wholly void and shall constitute a default by Tenant under this Lease. In the event Landlord consents to any Transfer, such consent shall not constitute a waiver of any of the restrictions of this Paragraph 21 and the same shall apply to each successive Transfer hereunder, if any. In no event shall Landlord's consent to a Transfer affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord consents to a Transfer under this Paragraph 21, such Transfer shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Rent due hereunder directly from the assignee or sublessee. Collection of Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

B. PROFITS ON A TRANSFER. In the event that Tenant shall make a permitted Transfer hereunder of all or any portion of the Premises (the "Transfer Space"), then the following shall apply: Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installment of Basic Rent required hereunder, one hundred percent (100%) of the "Profit" paid by the transferee pursuant to the terms reserved in the agreement of Transfer, assignment or sublease. For purposes of this paragraph, "Profit" shall mean all rent and other amounts paid by the transferee to Tenant pursuant to the terms of the Transfer (including, without limitation, any amounts paid by the transferee for the right to use the Furniture, as defined in Paragraph 45) which are in excess of the applicable Basic Rent and Additional Rent payable under this Lease, after deducting and paying therefrom Tenant's reasonable costs incurred with the Transfer, which shall be reasonably approved by Landlord in writing, including, but not limited to, reasonable concessions, reasonable attorneys' fees, reasonable broker's commissions and reasonable tenant improvement allowances. As a condition to deducting such costs and expenses, Tenant shall provide to Landlord evidence of the costs incurred and any other information reasonably acceptable to Landlord to document such expenditures. Tenant also shall furnish to Landlord upon request from Landlord a complete statement setting forth in detail the computation of all Profit derived and to be derived from such Transfer, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books, records and papers of Tenant relating to the calculation of such Profit, and Landlord shall have the right to make copies thereof.

C. RECAPTURE RIGHT. In lieu of giving or withholding consent pursuant to Paragraph 21.A above, Landlord may, at its option, terminate this Lease (or in the case of a proposed subletting or assignment of a portion of the Premises, elect to terminate this Lease as respects that portion) upon thirty
(30) days' prior notice and release Tenant from any liability under this Lease for Basic Rent and Additional Rent (as to that portion of the Premises involved) accruing after the effective date of such termination ("Landlord's Recapture Right"), subject to the following provisions. Landlord shall exercise Landlord's Recapture Right, if at all, by giving Tenant notice of such exercise not later than thirty (30) days after Tenant notifies Landlord that Tenant has determined to assign the Lease or sublease the Premises (whether or not Tenant has located a specific proposed transferee). If Landlord fails to exercise Landlord's Recapture Right within said thirty (30) day period, such right shall be of no further force or effect with respect to the transaction in question.

     In the event Landlord elects to terminate the Lease as set forth above, Tenant may negate Landlord's election by withdrawing its request for Landlord's consent to the Transfer by delivering notice thereof to Landlord within five (5) days of Tenant's receipt of Landlord's notice. In consideration for Landlord's right and election to terminate this Lease as set forth above, Landlord will release Tenant from liability under this Lease for future Basic Rent and Additional Rent with respect to the Premises (or the portion of the Premises subject to the proposed Transfer) in connection with the exercise of such right by Landlord. Landlord and Tenant agree and acknowledge that Landlord's Recapture Right as set forth above is intended to permit Landlord to maintain control over the leasing of space in the Premises, to protect its interest in the Premises and to prevent such interest from being impaired. Tenant understands the nature of this right and has approved the recapture provisions in consideration for (i) Tenant's right to negate Landlord's recapture election by withdrawing its request for a Transfer and (ii) Landlord's agreement to release Tenant from liability for future Rent due with respect to the recaptured portion of the Premises pursuant to the provisions of this Section.

D. PERMITTED TRANSFERS. Notwithstanding anything to the contrary herein, Tenant may, without Landlord's prior written consent and without being subject to the provisions of this Paragraph 21, sublet the Premises or assign the Lease to (a) a currently existing entity controlling, controlled by or under common control with Tenant, (b) a successor entity related to Tenant by merger, consolidation, reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets. A sale or transfer of Tenant's capital stock shall not be deemed a Transfer.

22. SUBORDINATION AND MORTGAGES. If Landlord's title in the Premises or the Complex is now or hereafter encumbered by the lien of any mortgage or deed of trust to secure a loan from a lender (hereinafter referred to as a "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage or deed of trust, or, if so requested, agreeing that the lien of Lender's mortgage or deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and fully and faithfully observe and perform all of the provisions set forth in this Lease within applicable notice and cure periods. Tenant acknowledges that upon receipt from a lender of a "Demand to Pay Rent to Party other than Landlord" under Section 2938 of the California Civil Code, Tenant shall be required to pay all Rents to the Lender as they become due.

23. ENTRY BY LANDLORD. At all reasonable times after 24 hours prior notice (except in emergencies, in which case no notice is required) Landlord shall have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, lenders, or tenants and to post "For Rent" or "For Sale" or other signs relative to the same; to post notices of nonresponsibility; and to alter, improve or repair the Premises, all without abatement of Rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that Landlord shall endeavor not to unreasonably interfere with Tenant's use of the Premises and shall comply with Tenant's reasonable security measures. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any damages or reduction of Rent hereunder.

24. TENANT'S DEFAULT. The occurrence of any of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Tenant and a material breach of this Lease:

     (1) Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and such failure is not cured within three (3) days after Tenant receives written notice from Landlord specifying such failure. At Landlord's election, any such notice shall be concurrent with, and not in addition to, any such notice required under Section 1161 of the California Code of Civil Procedures;

     (2) Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subsection (1) above, for a period of thirty (30) days after Tenant receives written notice from Landlord of said failure; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default within said thirty (30) day period and diligently prosecute the same to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord's notice. At Landlord's election, any such notice from Landlord shall be concurrent with, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

     (3) Tenant shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) suffer the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) suffer the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. The provisions of this subparagraph 24(3) shall also apply to any Guarantor of this Lease. However, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect;

     (4) Tenant shall vacate or abandon the Premises at any time during the Lease Term (except that Tenant may vacate so long as it pays Rent, and otherwise performs its obligations hereunder); or

     (5) A default beyond applicable cure periods exists under any other leases, licenses or occupancy agreements or arrangements between Landlord and Tenant.

25.  LANDLORD'S REMEDIES AND RIGHTS

A. TERMINATION OF LEASE. In case of an Event of Default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or hereafter permitted by law or in equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover any damages proximately caused by Tenant's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Landlord in an effort to mitigate damages, as well as any other damages which Landlord is entitled to recover under any statute now or hereafter in effect. Landlord's damages include, without limitation, the following:

     (1) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination;

     (2) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided; and

     (3) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

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     As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be determined by allowing interest at the lesser of four percent (4%) in excess of the reference rate (or prime rate) of the Bank of America, N.T. & S.A., as it may be adjusted from time to time (the "Interest Rate") and the maximum rate of interest permitted by applicable law. As used in subparagraph (3), the "worth at the time of award" shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award.

B. CONTINUATION OF LEASE. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

C. RIGHT OF ENTRY. In case of an Event of Default by Tenant, Landlord shall also have the right, after terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Landlord shall have the right to discard or otherwise dispose of such property in accordance with California law. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by an arbitrator or a court competent jurisdiction. Landlord's right of entry shall include the right to remodel the Premises and relet the Premises. All costs incurred in such entry and reletting shall be paid by Tenant. Rents collected by Landlord from any other Tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant which occupies the Premises. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating this Lease by written notice.

D. REMEDIES. Tenant hereby waives, for itself and all persons claiming by, through or under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being legally dispossessed or ejected from the Premises. The rights and remedies of Landlord set forth in this Lease are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity.

26. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except damage and destruction caused from vandalism or accident for which Tenant is responsible for under Paragraph 12, Landlord may, at its option:

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

     (b) Terminate this Lease, provided that the Premises is damaged to the extent of twenty percent (20%) of the replacement cost thereof or to any extent if (i) the damage is not covered by insurance and/or (ii) the damage occurs during the last twelve (12) months of the Lease Term.

     Landlord shall give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. In the event Landlord agrees to rebuild or restore the Premises, Landlord shall do so promptly at its expense. Unless such damage is caused by Tenant or Tenant's Related Parties, Tenant shall be entitled to a reduction in Rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment (including telecommunication equipment, whether or not located within the Premises), merchandise, or any improvements, alterations, or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

     In the event the damage or destruction of the Premises is caused by Tenant or Tenant's Related Parties, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

27. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value or any unexpired term of this Lease. Notwithstanding the foregoing Paragraph, any compensation specifically awarded to Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

     If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any other space in the Complex, or
(iii) any such spaces are taken or conveyed in lieu of such taking, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

     In the event of a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month

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next following the month in which such notice is given, upon payment by
Tenant of the Rent from the date of such taking or conveyance to the date of termination.

     If a portion of the Premises shall be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein and transfer of the Security Deposit, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any liability upon any of the terms, covenants or conditions (express or implied) herein contained accruing after such transfer in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

29. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the Complex is encumbered by mortgage or deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, non-judicial foreclosure, or conveyance in lieu thereof, Tenant hereby agrees to attorn to such purchaser or transferee and to recognize such purchaser or transferee as the landlord under this Lease. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

30. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the Lease Term shall not constitute a renewal of the Lease or give Tenant any rights to the Premises except as expressly provided in this Lease. Tenant shall have no right to hold over whatsoever, except with the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any holding over after the expiration or other termination of the Lease Term, with the prior written consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease Term.

31. CERTIFICATE OF ESTOPPEL. Tenant shall, within ten (10) business days after written notice from Landlord, at any time, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed; and (iii) certifying to such other matters concerning the Premises, the Lease or Tenant's tenancy as Landlord may request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's Rent has been paid in advance.

32. CONSTRUCTION CHANGES. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

33. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay Rent, required to be paid by it hereunder, or shall fail to perform any other term or covenant required to be performed by it hereunder, and such failure shall continue for three (3) days after written notice thereof from Landlord (as to monetary defaults) or thirty (30) days thereafter (as to non-monetary defaults) or such shorter period of time as Landlord may reasonably determine in the case of emergency, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of interest specified in Paragraph 44 below, shall be paid to Landlord on demand as Additional Rent, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant of Rent hereunder.

34. ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit or become involved in any proceeding for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or proceeding and shall be enforceable whether or not the action or proceeding is prosecuted to judgment. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorneys' fees.

35. WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

36. NOTICES. All notices, demands, requests, advises or designations (collectively "Notices") which may be or are required to be given by either party to the other party hereunder shall be in writing. All Notices shall be sufficiently given, made or delivered if (i) to Tenant, personally delivered to the address set forth in Paragraph 1.L, or (ii) to Landlord, if personally delivered to the address set forth in Paragraph 1.L. Notice shall also be sufficiently given, made or delivered if sent by (a) postage prepaid United States mail or overnight courier, addressed as specified in Paragraph 1.L, or
(b) facsimile transmission to the numbers specified in Paragraph 1L, with confirming copy sent via United States mail. Each Notice referred to in this Paragraph shall be deemed received on the date of the personal service or facsimile transmission, the next business day after sending via overnight courier, or on the third (3rd) business day after mailing thereof by United States mail, postage prepaid, as the case may be. Either party may change its address for delivery of notices by giving a notice as set forth herein.

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37.  EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

39. AUTHORITY. If Tenant is a corporation (or other entity) Tenant represents and warrants that each individual executing this Lease on behalf of said corporation (or other entity) is duly authorized to execute and deliver this Lease on behalf of said corporation (or other entity) in accordance with the by-laws of said corporation (or in accordance with the agreement of such other entity) and that this Lease is binding upon said corporation (or other entity) in accordance with its terms.

40. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy and source of recovery for any judgment or award shall be against Landlord's interest in the Premises, including insurance, condemnation, sale proceeds and income therefrom. Tenant agrees that the foregoing covenant and agreement shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41. BROKERS. Tenant warrants that it has had no dealings with any real estate broker(s) or agent(s) in connection with the negotiation of this Lease and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all liabilities, losses, costs, expenses and damages (including attorneys' fees and costs) arising out of any allegations or claim by any third party for a commission or fee in connection with the negotiation of this Lease.

42. SIGNS. Landlord shall provide Tenant, at Landlord's expense, an identification sign on the entry door to the Premises and shall allow Landlord's existing monument sign on Milpitas Boulevard to be altered to reflect Tenants name and logo at Tenant's expense. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the prior written consent of Landlord. If Tenant does not obtain Landlord's prior written consent pursuant to the preceding sentence, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant or by a person approved of by Landlord and shall be removed and restored upon the expiration or earlier termination of this Lease at Tenant's sole cost and expense. Prior to the expiration or the earlier termination of the Lease, Tenant shall restore Landlord's monument sign to the original "Adaptec, Inc." sign or, at Landlord's option, pay Landlord Eight Thousand Dollars ($8,000) for Landlord's cost in replacing Tenant's sign with the original "Adaptec, Inc." sign or with a sign for another tenant comparable to the original "Adaptec, Inc." sign.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall, which may, in Landlord's reasonable judgment, appear unsightly from outside the Premises.

43.  HAZARDOUS MATERIALS.

A. DEFINITIONS. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal, or local government authority to be capable of posing a risk of injury to health or safety including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Department of Human Services, the Food and Drug Agency or any other governmental agency which regulates hazardous or toxic substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) all of those materials and substances defined as "Toxic Materials" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, (ii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, or (iii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles.

B. RESTRICTION ON USE. Except for small quantities of products used in normal office environments (e.g., toner, white out), Tenant shall not cause or permit any Hazardous Material to be used, generated, released, discharged, transported to or from, stored, or disposed of in or about the Premises, the Complex, or any other land or improvements in the vicinity of the Premises or the Complex, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, generation, release, transportation and disposal of Hazardous Materials. If the presence of any Hazardous Material on the Premises caused by Tenant or Tenant's Related Parties results in contamination of the Premises, the Complex, or any nearby premises, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the same to the condition existing prior to such contamination.

     Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, demands, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, arising out of, relating to or resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant's Related Parties, of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Lease. Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so-called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, the Complex or any other premises.

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     Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant's Related Parties from and against any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, demands, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, arising out of, relating to or resulting from any Hazardous Material present at any time on or about the Complex, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing is caused by or negligently or willfully exacerbated by Tenant or Tenant's Related Parties.

44. INTEREST. Any sum accruing to Landlord under the provisions of this Lease which shall not be paid by Tenant within thirty (30) days after such sum becomes due, shall bear interest from the expiration of such 30 day period, until paid, at the Interest Rate, or the maximum rate then permitted under applicable law, whichever is less.

45.  USE OF FURNITURE.

A. FURNITURE. Commencing on the Commencement Date and terminating upon the expiration or earlier termination of the Lease, Tenant may use, at no additional rent, the furniture located in the Premises as of the Commencement Date (the "Furniture"). Tenant shall maintain the Furniture in the same condition as received, ordinary wear and tear excepted. Tenant shall be responsible for insuring the Furniture from and after the Commencement Date pursuant to Paragraph 16.B. In the event of a casualty, Tenant shall restore the Furniture at Tenant's cost or, at Landlord's election, pay to Landlord the insurance proceeds from the Furniture Insurance upon written demand by Landlord. Tenant may, at its cost, reconfigure the Furniture as required upon prior written notice to Landlord (the "Reconfiguration Notice"); provided, however, Landlord may require that Tenant return the Furniture to its original location and configuration on or before the expiration or earlier termination of the Lease at Tenant's cost by written notice to Tenant of such requirement within ten (10) days of the Reconfiguration Notice. The Furniture is originally configured as shown on EXHIBIT F hereto. Tenant shall not remove all or any portion of the Furniture from the Premises at any time. Notwithstanding the foregoing, Tenant shall not reconfigure the Furniture in any manner that will affect the splines of the Furniture without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additions made or attached to the Furniture (including, without limitation, any additional cubicles purchased by Tenant) shall be at Tenant's sole cost, and any such additions shall be deemed part of the Furniture hereunder and, upon the expiration or earlier termination of the Lease, shall become the property of Landlord and shall be surrendered in the Premises. Notwithstanding the foregoing, Landlord may require that Tenant remove any such additions upon the expiration or earlier termination of the Lease.

B. OWNERSHIP OF FREE STANDING FURNISHINGS. Notwithstanding the foregoing, in the event Roxio, Inc., the originally named "Tenant", occupies the entire Premises for the entire sixty (60)-month Lease Term, has not exercised the early termination right set forth in Section 46 of the Lease, is not in default under the Lease, and has not at any time subleased any portion of the Premises or assigned any interest in the Lease, then those items of Furniture which are free standing furnishings (the "Free Standing Furnishings") including, without limitation, file cabinets, desk chairs and conference room tables and chairs, shall become the property of Tenant and shall be removed by Tenant from the Premises at the expiration of the Lease Term. Notwithstanding the foregoing, all light fixtures and cubicle partitions in the Premises and all items of Furniture attached thereto including, without limitation, all tack boards, shelves, flipper units, work surfaces and paper management systems shall not be considered Free Standing Furnishings and shall at all times remain the property of Landlord.

C. PERSONAL RIGHTS. Tenant's rights to use the Furniture pursuant to this Paragraph 45 shall be personal to Roxio, Inc. and shall not be assigned or transferred, nor shall the Furniture be subleased, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In lieu of giving or withholding such consent, Landlord may elect to terminate Tenant's rights hereunder to use the Furniture by written notice to Tenant, in which event Landlord shall promptly remove the Furniture from the Premises at Landlord's cost.

46. EARLY TERMINATION RIGHT. Tenant shall have the one (1) time right to terminate this Lease effective on May 1, 2002 (the "Early Termination Date") upon written notice to Landlord at least one hundred twenty (120) days prior to the Early Termination Date. If Tenant fails to timely deliver such termination notice to Landlord as provided in the immediately preceding sentence, then Tenant shall be deemed to have waived such right to terminate the Lease early. Such early termination right shall be personal to Roxio, Inc. and may not be assigned or transferred.

47.  MISCELLANEOUS AND GENERAL PROVISIONS.

A. USE OF BUILDING NAME. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. GOVERNING LAW; PARTIAL INVALIDITY. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. DEFINITIONS; BINDING EFFECT. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

     The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D. TIME OF THE ESSENCE. Time is of the essence of this Lease and of each and all of its provisions.

E. QUITCLAIM OF LEASEHOLD INTEREST. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which the Premises are a part.

F. ENTIRE AGREEMENT. All exhibits, riders and attachments referenced in this Lease are hereby incorporated into this Lease. This instrument along with any exhibits, riders and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the lease of the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby acknowledge that neither party has relied upon any representation concerning the Premises that is not set forth in this Lease and agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G. RECORDING OF LEASE. Neither Landlord nor Tenant shall record this Lease or short form memorandum hereof without the consent of the other.

H. AMENDMENTS REQUIRED BY LENDER. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights, obligations or use of the Premises hereunder are not materially affected.

I. AIR RIGHTS RETAINED BY LANDLORD. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

J. APPROVALS. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

K. LIMITATION OF LIABILITY. Notwithstanding any provision in this Lease to the contrary, neither party shall be liable to the other nor to any other person, firm or entity for incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including, but not limited to, any claim from any client, customer, third party or patron for loss of services, lost profits or lost revenues) arising under or in connection with the this Lease, or arising out of any act or omission by either Landlord or Tenant, or their respective employees, consultants, servants or agents whether based on breach of contract, breach of warranty, negligence or any other theory of liability.

L. CROSS DEFAULT. Concurrently herewith, Landlord and Tenant are executing that certain Longmont License with respect to premises located at 1951 South Fordham Street, Longmont Colorado (the "Longmont License"). Tenant hereby agrees that a default by Tenant as "Licensee" under the terms of the Longmont License (including without limitation, a default under Section 28 of the Longmont License regarding non-solicitation, whether or not the term of the Longmont License has expired) shall be a default under this Lease entitling Landlord immediately to its remedies hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date first above written.






LANDLORD                                                      TENANT

ADAPTEC, INC.                                                 ROXIO, INC.


By:                                                           By:
   --------------------------------------------------            ------------------------------------

Name:      Robert W. Kraiss                                   Name:     Tom Shea

Title: Director of Corporate Facilities & Real Estate         Title:
                                                                    ---------------------------------









                                        [SIGNATURE PAGE TO LEASE AGREEMENT]

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                        SITE PLAN OF COMPLEX AND BUILDING

                                    EXHIBIT C

                         TENANT IMPROVEMENTS SPACE PLAN



                                      None

                                    EXHIBIT D

                              BUILDING COMMON AREAS

                                    EXHIBIT E

                      PREMISES CONFIGURATION FOR SURRENDER






                                    EXHIBIT F

                     ORIGINAL CONFIGURATION OF THE FURNITURE